*040105*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| | |
|---|---|
| Filed in the office of [signature] Barbara K. Cegavske Secretary of State State of Nevada | Document Number 20160096742-37<br>Filing Date and Time 03/02/2016 7:04 AM<br>Entity Number E0097072016-4 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** GLOLEX INC.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: BUSINESS FILINGS INCORPORATED (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: — City: — Nevada — Zip Code:

Mailing Address (if different from street address): — City: — Nevada — Zip Code:

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) MAKSIM CHARNIAK (Name)
483 GREEN LANES, UNIT 8970 (Street Address) — LONDON, GBR (City) — GB (State) — N13 4BS (Zip Code)

2) (Name)
(Street Address) — (City) — (State) — (Zip Code)

**5. Purpose:** (optional; required only if Benefit Corporation status selected)

*The purpose of the corporation shall be:* ANY LEGAL PURPOSE

**6. Benefit Corporation:** (see instructions) [ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

MAKSIM CHARNIAK (Name) — X MAKSIM CHARNIAK (Incorporator Signature)

483 GREEN LANES, UNIT 8970 (Address) — LONDON, GBR (City) — GB (State) — N13 4BS (Zip Code)

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X BUSINESS FILINGS INCORPORATED — 3/2/2016

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

*This form must be accompanied by appropriate fees.*